                                                                   EXHIBIT 23(a)



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 filed for the First United Bancshares, Inc. 1999 Employees' Long-Term Incentive Plan of our report dated JANUARY 19, 1999 included in the First United Bancshares, Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.




                                              /s/ Arthur Andersen LLP
                                              ARTHUR ANDERSEN LLP



Jackson, Mississippi
June 25, 1999